Exhibit (h)(7)

SCHEDULE A
DATED AS OF SEPTEMBER 30, 2010
TRANSAMERICA FUNDS

OPERATING EXPENSE LIMITS

          This Agreement relates to the following Funds of the Company:

FUND NAME	CLASS A, B, C, I, I2, R and T	CLASS P	MAXIMUM OPERATING EXPENSE LIMIT EFFECTIVE THROUGH

Transamerica AEGON High Yield Bond	1.24%	0.90%*	March 1, 2011

Transamerica AllianceBernstein International Value	1.13%	N/A	March 1, 2011

Transamerica AQR Managed Futures Strategy	1.45%	N/A	September 30, 2011

Transamerica Asset Allocation – Conservative Portfolio	0.45%	N/A	March 1, 2011

Transamerica Asset Allocation – Growth Portfolio	0.45%	N/A	March 1, 2011

Transamerica Asset Allocation – Moderate Growth Portfolio	0.45%	N/A	March 1, 2011

Transamerica Asset Allocation – Moderate Portfolio	0.45%	N/A	March 1, 2011

Transamerica Balanced	1.45%	1.10%*	March 1, 2011

Transamerica BlackRock Global Allocation	1.00%	N/A	March 1, 2011

Transamerica BlackRock Large Cap Value	1.00%	N/A	March 1, 2011

Transamerica BlackRock Natural Resources	1.00%	N/A	March 1, 2011

Transamerica BNY Mellon Market Neutral Strategy	1.65%**	N/A	March 1, 2011

Transamerica Clarion Global Real Estate Securities	N/A	N/A	March 1, 2011

Transamerica Diversified Equity	1.17%	1.15%*	March 1, 2011

Transamerica Federated Market Opportunity	1.05%	N/A	March 1, 2011

Transamerica First Quadrant Global Macro	1.65%	N/A	March 1, 2011

Transamerica Flexible Income	1.35%†	N/A	March 1, 2011

Transamerica Focus	1.20%	1.40%*	March 1, 2011

Transamerica Goldman Sachs Commodity Strategy	1.00	N/A	September 30, 2011

Transamerica Growth Opportunities	1.40%	1.40%*	March 1, 2011

Transamerica Jennison Growth	N/A	N/A	March 1, 2011

Transamerica JPMorgan Core Bond	0.70%	N/A	March 1, 2011

Transamerica JPMorgan International Bond	0.75%	N/A	March 1, 2011

Transamerica JPMorgan Mid Cap Value	1.05%	N/A	March 1, 2011

Transamerica Loomis Sayles Bond	0.88%	N/A	March 1, 2011

Transamerica MFS International Equity	N/A	N/A	March 1, 2011

Transamerica Money Market	0.48%	0.48%	March 1, 2011

Transamerica Multi-Manager Alternative Strategies Portfolio	0.55%	N/A	March 1, 2011

Transamerica Multi-Manager International Portfolio	0.45%	N/A	March 1, 2011

Transamerica Neuberger Berman International	1.25%	N/A	March 1, 2011

Transamerica Oppenheimer Developing Markets	1.45%	N/A	March 1, 2011

Transamerica Oppenheimer Small- & Mid-Cap Value	1.15%	N/A	March 1, 2011

Transamerica PIMCO Real Return TIPS	N/A	N/A	March 1, 2011

Transamerica PIMCO Total Return	N/A	N/A	March 1, 2011

Transamerica Schroders International Small Cap	1.27%	N/A	March 1, 2011

Transamerica Short-Term Bond	0.85%†	N/A	March 1, 2011

Transamerica Small/Mid Cap Value	1.40%	N/A	March 1, 2011

Transamerica Third Avenue Value	1.00%	N/A	March 1, 2011

Transamerica Thornburg International Value	1.35%	N/A	March 1, 2011

Transamerica UBS Large Cap Value	1.02%	N/A	March 1, 2011

Transamerica Van Kampen Emerging Markets Debt	1.15%	N/A	March 1, 2011

Transamerica Van Kampen Mid-Cap Growth	1.00%	N/A	March 1, 2011

Transamerica Van Kampen Small Company Growth	1.15%	N/A	March 1, 2011

Transamerica WMC Diversified Growth	1.17%	1.15%*	March 1, 2011

Transamerica WMC Emerging Markets	1.40%	N/A	March 1, 2011

*	The expense caps for Class P shares are inclusive of 12b-1 fees.
**	Exclusive of dividend expense on short sales.
†

The Investment Manager has agreed to further reduce Fund Operating Expenses by waiving 0.10% of the 0.35% 12b-1 fee for one year through March 1, 2011, as applicable to Class A shares of Transamerica Short-Term Bond and Class A shares of Transamerica Flexible Income.

SCHEDULE B
DATED AS OF SEPTEMBER 30, 2010
TRANSAMERICA FUNDS

FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

FUND NAME

Transamerica AEGON High Yield Bond*

Transamerica AllianceBernstein International Value*

Transamerica AQR Managed Futures Strategy

Transamerica Asset Allocation - Conservative Portfolio

Transamerica Asset Allocation - Growth Portfolio

Transamerica Asset Allocation - Moderate Growth Portfolio

Transamerica Asset Allocation - Moderate Portfolio

Transamerica Balanced

Transamerica BlackRock Global Allocation*

Transamerica BlackRock Large Cap Value

Transamerica BlackRock Natural Resources

Transamerica BNY Mellon Market Neutral Strategy

Transamerica Diversified Equity

Transamerica Federated Market Opportunity*

Transamerica First Quadrant Global Macro

Transamerica Flexible Income

Transamerica Focus

Transamerica Goldman Sachs Commodity Strategy

Transamerica Growth Opportunities*

Transamerica JPMorgan Core Bond

Transamerica JPMorgan International Bond*

Transamerica JPMorgan Mid Cap Value

Transamerica Loomis Sayles Bond

Transamerica Money Market

Transamerica Multi-Manager Alternative Strategies Portfolio

Transamerica Multi-Manager International Portfolio*

Transamerica Neuberger Berman International*

Transamerica Oppenheimer Developing Markets*

Transamerica Oppenheimer Small-& Mid-Cap Value

Transamerica Schroders International Small Cap

Transamerica Short-Term Bond

Transamerica Small/Mid Cap Value

Transamerica Third Avenue Value

Transamerica Thornburg International Value

Transamerica UBS Large Cap Value

Transamerica Value Balanced*

Transamerica Van Kampen Emerging Markets Debt

Transamerica Van Kampen Mid Cap Growth*

Transamerica Van Kampen Small Company Growth

Transamerica WMC Diversified Growth*

Transamerica WMC Emerging Markets

*	The Fund may not recapture any fees waived and/or reimbursed prior to March 1, 2008.